UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2009

POWERSHARES DB COMMODITY INDEX TRACKING FUND

(Registrant)

DB COMMODITY INDEX TRACKING MASTER FUND

(Rule 140 Co-Registrant)

(Exact Name of each Registrant as Specified in its Charter)

PowerShares DB Commodity Index Tracking Fund – Delaware DB Commodity Index Tracking Master Fund – Delaware	32-6042243 (Fund) 30-0317551 (Master Fund)
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

001-32726

001-32727

(Commission File Number(s))

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As disclosed in the current report on Form 8-K dated August 14, 2009 of PowerShares DB Commodity Index Tracking Fund (the “DBC Fund”) and the DB Commodity Index Tracking Master Fund (the “DBC Master Fund”, and collectively with the DBC Fund, the “Fund”), DB Commodity Services LLC (“DBCS”), the managing owner of the Funds, was informed by the Commodity Futures Trading Commission (the “CFTC”), that effective October 31, 2009, the CFTC will withdraw the no-action relief with respect to certain positions in CBOT corn and CBOT wheat, previously granted to DBCS by CFTC Letter 06-09 dated May 5, 2006 (the “Revocation”).

Effective October 31, 2009, the DBC Master Fund will be subject to the current limits set by CFTC Regulation 150.2 of 13,500 CBOT corn contracts in any single non-spot month and 5,000 CBOT wheat contracts in any single non-spot month. The DBC Master Fund will also continue to be subject to all-months-combined limits of 22,000 contracts for CBOT corn and 6,500 contracts for CBOT wheat, as well as to applicable spot month limits.

As a result of the Revocation, the DBC Master Fund’s positions in CBOT corn and CBOT wheat will be aggregated for federal speculative position limits purposes with the positions in CBOT corn and CBOT wheat held by the PowerShares DB Agriculture Fund through the DB Agriculture Master Fund, as to which DBCS is also the managing owner.

As a further result of the Revocation, DBCS has determined that the Fund will (i) replace the current index, Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (“DBLCI-OYER™”) with Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ (the “Index”) and (ii) commence tracking the Index on October 19, 2009.

The Index, comprised of a number of underlying commodities (“Index Commodities”), includes additional Index Commodities that are not currently part of the DBLCI-OYER™ in order to permit the Fund to continue its objective of tracking an Index designed to reflect, broadly and in proportion to historical levels, the world’s production and supplies of certain Index Commodities and to facilitate and ensure future compliance with speculative position limits.

The Index is comprised of the following Index Commodities, including the base weights and the applicable futures exchange:

Commodity Index	Index Base Weight (%)	Exchange which Trades Index Commodity[1]
Light, Sweet Crude Oil (WTI)	12.375	NYMEX
Heating Oil	12.375	NYMEX
RBOB Gasoline	12.375	NYMEX
Natural Gas	5.500	NYMEX
Brent Crude	12.375	ICE-UK
Gold	8.000	COMEX
Silver	2.000	COMEX
Aluminum	4.167	LME
Zinc	4.167	LME
Copper Grade A	4.167	LME
Corn	5.625	CBOT
Wheat	5.625	CBOT
Soybeans	5.625	CBOT
Sugar	5.625	ICE-US
Closing Level on Base Date[2]:	100.00

[1]

Legend: NYMEX: New York Mercantile Exchange; ICE-UK: ICE Futures Europe; COMEX: Commodity Exchange Inc., New York; LME: The London Metal Exchange Limited; CBOT: Board of Trade of the City of Chicago Inc; ICE-US: ICE Futures U.S., Inc.

[2]	The Index has been calculated back to a base date (“Base Date”) of September 3, 1997. On the Base Date the closing level of the Index, or Closing Level, was 100.

For additional information regarding the Index, please see the Amended and Restated Description of the Index, which is filed as Exhibit 4.2 herewith.

The DBC Master Fund will commence transitioning its portfolio on October 19, 2009, at a rate of approximately 10% per trading day, and expects to be fully transitioned on or about October 31, 2009.

The name of the DBC Fund, its trading symbol “DBC,” its net asset value symbol “DBCNAV,” its indicative intra-day value per Share symbol “DBCIIV,” and its Index closing levels related symbol “DBLCIX” remain unchanged.

DBCS issued a press release (the “Press Release”) announcing the foregoing on September 30, 2009. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

4.1     Amendment No. 4 to Amended and Restated Declaration of Trust and Trust Agreement of the Fund.

4.2     Amendment No. 3 to Amended and Restated Declaration of Trust and Trust Agreement of the Master Fund.

99.1   Press Release, dated September 30, 2009, issued by the Managing Owner on behalf of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB Commodity Index Tracking Fund

	By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/ Hans Ephraimson
	Name:	Hans Ephraimson
	Title:	Chief Executive Officer

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Operating Officer

DB Commodity Index Tracking Master Fund

	By:	DB Commodity Services LLC,
its Managing Owner

	By:	/s/ Hans Ephraimson
	Name:	Hans Ephraimson
	Title:	Chief Executive Officer

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
Date: September 30, 2009	Title:	Chief Operating Officer

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